Exhibit 5.1

September 1, 2022

Fathom Digital Manufacturing Corporation
1050 Walnut Ridge Drive
Hartland, WI 53029

Re: Post-Effective Amendment to Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Fathom Digital Manufacturing Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Company’s post-effective amendment to the registration statement on Form S-8 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Post-Effective Amendment”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Post-Effective Amendment relates to the reoffer prospectus (the “Reoffer Prospectus”), which permits the reoffer or resale, on a continuous or delayed basis of the Company’s shares of up to 4,337,176 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A common stock”) that are deemed “control securities” under the Securities Act and which have been or will be acquired pursuant to grants or awards under either the Fathom Digital Manufacturing 2021 Omnibus Incentive Plan (the “Omnibus Incentive Plan” and such Class A common stock granted under the Omnibus Incentive Plan, the “Omnibus Plan Shares”) or the Fathom Digital Manufacturing Corporation 2021 Employee Stock Purchase Plan (the “ESPP,” and such Class A common stock granted under the ESPP, the “ESPP Shares”) by the selling stockholders named in the Reoffer Prospectus as supplemented and who are, or may be deemed to be, “affiliates” within the meaning set forth in Rule 405 under the Securities Act. Such selling stockholders may reoffer or resell all, a portion, or none of the Omnibus Plan Shares or ESPP Shares (collectively, the “Shares”) that they have acquired or may acquire pursuant to the Plans.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and such matters of law, that we considered necessary or appropriate as a basis for the opinions. We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation of the Company, as in effect on the date hereof, (ii) the amended and restated bylaws of the Company, as in effect on the date hereof, (iii) the Post-Effective Amendment, (iv) the Omnibus Plan and the ESPP (collectively, the “Plans”), (v) resolutions of the board of directors of the Company relating to, among other matters, the approval of the Plans, the reservation for issuance of the Shares issuable thereunder and the filing of the Post-Effective Amendment, and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the

Fathom Digital Manufacturing Corporation
August 31, 2022

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authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued by the Company in accordance with the terms and in the manner set forth in the Plans, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Post-Effective Amendment. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,
/s/ Winston & Strawn LLP